UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2006


                             PHASE III MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-10909                   22-2343568
         --------                      -------                   ----------
(State Or Other Jurisdiction         (Commission                (IRS Employer
      Of Incorporation)              File Number)            Identification No.)


            420 Lexington Avenue, Suite 450, New York, New York 10170
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (631)-584-4174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

     On August 1, 2006, the Board of Directors of Phase III Medical, Inc. (the "Company") approved an amendment to the employment agreement dated June 2, 2006 (the "Employment Agreement") with the Company's Chief Executive Officer, Dr. Robin L. Smith. Pursuant to Section 11(h) of the Employment Agreement, Dr. Smith's Advisory Board Agreement with the Company dated September 14, 2005, as supplemented and extended, was terminated upon the execution of the Employment Agreement, except for certain provisions, including Dr. Smith's right to receive a $50,000 payment in the event an aggregate of at least $3,000,000 is raised and/or other debt or equity financings prior to August 15, 2006. The Board agreed to amend the Employment Agreement to extend this date until August 31, 2006, the date of termination of the Company's current offering.


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On August 1, 2006, the Company's Board approved an amendment to the Company's Amended and Restated By-laws relating to the duties of the Company's Chairman of the Board, Chief Executive Officer and President. The Amended and Restated By-laws are attached to this Form 8-K as Exhibit 3.2.


Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.
     ---------

Exhibit 3.2  Amended and Restated By-laws




















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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHASE III MEDICAL, INC.



                                        By: /s/ Catherine M. Vaczy
                                            ------------------------------------
                                            Catherine M. Vaczy
                                            General Counsel





     Dated: August 7, 2006











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                                  EXHIBIT INDEX
                                  -------------


Exhibit Number          Description
--------------          -----------

Exhibit 3.2             Amended and Restated By-laws of Phase III Medical, Inc.